                             MODIFICATION AGREEMENT

               MODIFICATION AGREEMENT dated as of December 12, 1996 among CAI WIRELESS SYSTEMS, INC., a Connecticut corporation ("CAI"), the
                                                             ---
     subsidiaries of CAI listed on the signature pages hereto
     (collectively with CAI, the "Company"), BANX PARTNERSHIP, a Delaware
                                  -------
     general partnership ("BANX"), MMDS HOLDINGS, INC., a Delaware
                           ----
     corporation ("MMDS Holdings"), MMDS HOLDINGS II, INC., a Delaware
                   -------------
     corporation ("MMDS Holdings II"), NYNEX MMDS COMPANY, a Delaware
                   ----------------
     corporation ("NYNEX MMDS"), and NYNEX MMDS HOLDING COMPANY, a Delaware
                   ----------
     corporation ("NYNEX MMDS Holding").
                   ------------------

                                    RECITALS

               1. The Company and BANX are parties to a Securities Purchase Agreement dated as of March 28, 1995, as amended (the "Securities Purchase Agreement"; capitalized terms defined
           -----------------------------
          therein and used but not defined herein being used as therein defined), pursuant to which CAI issued and sold and BANX purchased (i) CAI's Term Notes due 2005 (the "Notes") in an
                                                        -----
          aggregate original principal amount of $30,000,000, (ii) 7,000 shares of CAI's 14% Senior Preferred Stock, par value $10,000 per share (the "Senior Preferred Stock"), and (iii) warrants (the
                      ----------------------
          "Warrants") to purchase CAI's Series C Convertible Preferred
           --------
          Stock. The Notes, the Senior Preferred Stock and the Warrants are referred to herein collectively as the "Purchased
                                                      ---------
          Securities".
          ----------

               2. The Company, NYNEX MMDS and MMDS Holdings are parties to a Business Relationship Agreement dated as of March 28, 1995, as amended (the "BR Agreement"), pursuant to which the Company
                           ------------
          has, among other things, granted to NYNEX MMDS and MMDS Holdings options, on a market by market basis, to cause the Company to provide wireless cable transmission services to NYNEX MMDS and MMDS Holdings using the Company's transmission systems in specified markets in their respective service areas.

               3. The parties desire to modify their contractual arrangements under the Securities Purchase Agreement and the BR Agreement and with respect to the Purchased Securities, as set forth herein.

               Accordingly, the parties hereby agree as follows:

               Section 1.     Option to Purchase Securities.  BANX and its
                              -----------------------------
     partners, NYNEX MMDS Holding and MMDS Holdings II, hereby
     grant to CAI or its designee the right and option, exercisable for a period of twelve (12) months following the date of this Agreement, to purchase all (but not less than all) of the Purchased Securities, including all accrued and unpaid dividends thereon, for an aggregate purchase price equal to the Purchase Price specified below. The option shall be exercised by written notice to BANX, NYNEX MMDS and MMDS Holdings II in accordance with the Securities Purchase Agreement, which notice shall identify any designee and shall provide information in reasonable detail with respect to the creditworthiness of any designee and of the expected source of funds for the purchase. If the designee (which for purposes of this sentence shall include the ultimate parent or entity which controls the designee) is not required to file reports pursuant to the Securities Exchange Act of 1934, then CAI shall have thirty (30) days from the date of the notice to provide the financial information (including the expected source of funds) required under the immediately preceding sentence. If the notice from CAI includes a request to keep the identity of the designee (if any) confidential, the sellers will not publicly disclose the designee's identity, until such time as the identity of the designee as the purchaser of the Purchased Securities is otherwise made public, except as may otherwise be required by any applicable law, rule, regulation, court order or requirement of a government entity, including without limitation, the rules or regulations of any securities exchange. Upon such exercise, the purchase and sale of the Purchased Securities shall occur at the offices of NYNEX MMDS Holding in New York City on the date, not later than ninety (90) days following the date of the notice of exercise, as shall be specified by CAI in such notice of exercise, at which closing BANX, NYNEX MMDS Holding and MMDS Holdings II shall deliver the certificates or other instruments representing the Purchased Securities to CAI or its designee (without representation or warranty except as to title) against payment of the Purchase Price in immediately available funds, and CAI shall deliver such legal opinions, opinions of financial advisors and officers' certificates as may reasonably be requested by the sellers or as may be customary for transactions of such nature, provided that if CAI or its designee is unable to close within such 90-day period solely due to the document deliveries required pursuant to this sentence, then at the election of CAI in writing to sellers not less than 2 business days prior to the expiration of such 90-day period, the full Purchase Price may be deposited in an interest bearing account for a period of up to thirty
     (30) days in order to permit the purchaser to satisfy such delivery requirements and the closing shall be deemed timely if consummated within such 30-day period provided the sellers shall be paid all interest accrued on such funds during such period in addition to the Purchase Price. The parties will use reasonable efforts to agree upon the form of such documents within forty five
     (45) days after the execution of this Agreement; provided, however,
                                                      --------  -------
     that the failure of the parties to so agree shall not relieve any party of its obligation to deliver the required documents in a form reasonably satisfactory to the receiving parties. The Purchase Price for the Purchased Securities shall equal the amount specified below opposite the applicable number of days following the date of this Agreement on which the notice of exercise is delivered by CAI to BANX, NYNEX MMDS Holding and MMDS Holdings II:

          Notice of Option Exercise          Purchase Price
          -------------------------          --------------

          up to 120 days                     $121,000,000

          after 120 days up to 240 days      $100,000,000 plus payment in
                                             full of all accrued interest
                                             and dividends under the Notes
                                             and Senior Preferred Stock as
                                             of the date of notice plus
                                             $10,000,000.

          after 240 days up to 365 days      $100,000,000 plus payment in
                                             full of all accrued interest
                                             and dividends under the Notes
                                             and Senior Preferred Stock as
                                             of the date of notice plus
                                             $20,000,000.

     Notwithstanding anything to the contrary herein, (i) in the event CAI shall fail to consummate the purchase of the Purchased Securities in accordance with the terms of this Agreement and without limitation to any other remedies of BANX, NYNEX MMDS or MMDS Holdings occasioned by such failure, the option to purchase pursuant to this Section 1 shall terminate automatically and without further action of the parties, and
     (ii) in the event the option to purchase pursuant to this Section 1 is not exercised in accordance herewith on or before the 270th day following the date of this Agreement, BANX, NYNEX MMDS Holding and MMDS Holdings II shall have the right to sell the Purchased Securities free and clear of the option granted hereby and the rights of the Company pursuant hereto upon twenty (20) days' prior notice to CAI, provided that CAI or its designee does not exercise the option in accordance herewith within a period of ten (10) days following the date of such notice to CAI. During the option period, CAI shall make commercially reasonable efforts to secure the funds required to exercise the option or to otherwise find a purchaser for the Purchased Securities. If CAI engages in discussions or negotiations with entities which have an interest in investing in the Company, it shall offer such entities the option of acquiring the Purchased Securities. CAI agrees that it shall take no action, (other than actions in the ordinary course of its business) the effect of which could reasonably expected to make the acquisition of the Purchased Securities less attractive to a prospective purchaser. If CAI obtains funds sufficient to acquire the Purchased Securities, it shall use commercially reasonable efforts to obtain any consents or other authorizations required to permit it to exercise the option hereunder.

               Section 2.     Exercise and Conversion Prices.
                              ------------------------------

               (a) Effective upon the execution and delivery of this Agreement, (i) the Initial Tier I Conversion Price and the Initial Tier I Exercise Price for the Senior Preferred Stock and the Warrants, respectively, shall be reduced to an amount equal the product of the Preferred Conversion Ratio (as defined in the Purchased Securities) multiplied by $3.86, and (ii) the Initial Tier 2 Exercise Price, the Initial Tier 3 Exercise Price and the Initial Tier 4 Exercise Price shall be reduced by multiplying such amounts by a fraction, the numerator of which is equal to the Initial Tier I Exercise Price immediately after giving effect to the reduction pursuant to clause
     (i) of this Section 2(a) and the denominator of which is equal to the Initial Tier I Exercise Price immediately prior to giving effect to such reduction.

               (b) In the event CAI shall not have exercised its option to purchase the Purchased Securities on or prior to 180 days after the date of this Agreement, (i) the Initial Tier I Conversion Price and the Initial Tier I Exercise Price for the Senior Preferred Stock and the Warrants, respectively, in each case shall be further reduced by an amount equal to 15% of the Initial Tier 1 Exercise Price immediately prior to any and all such adjustments, and (ii) in each case the Initial Tier II Exercise Price, the Initial Tier III Exercise Price and the Initial Tier IV shall be reduced by multiplying such price by a fraction, the numerator of which is equal to the Initial Tier I Exercise Price immediately after giving effect to the reduction pursuant to clause (i) of this Section 2(b) and the denominator of which is equal to the Initial Tier I Exercise Price immediately prior to giving effect to such reduction.

               (c) Each reduction pursuant to this Section 2 shall be cumulative with and in addition to any other reductions or adjustments to the applicable prices pursuant hereto or under the other applicable documents governing the Purchased Securities and each adjustment pursuant hereto shall be affected prior to any adjustments pursuant to such other documents.

               (d) The reduction provided for in Section 2(b) above shall not apply in the event of an exercise of the conversion rights of the Notes or Senior Preferred Stock or an exercise of the Warrants by BANX or its affiliates.

               Section 3.     Suspension of BR Agreement.  Effective upon
                              --------------------------
     the execution and delivery of this Agreement, the right of NYNEX MMDS and MMDS Holdings to exercise the options, and the obligations of the Company to perform by the specified dates, under the BR Agreement shall be suspended and the running of all other time periods thereunder shall be tolled. If CAI shall purchase all of the Purchased Securities pursuant to the exercise of its option in accordance with Section 1 of this Agreement, the BR Agreement and all rights and obligations of the parties thereunder shall terminate. If CAI shall fail to provide notice of the exercise of its option to purchase the Purchased Securities pursuant to Section 1 hereof on or prior to the first anniversary of the date of this Agreement and consummate a purchase transaction pursuant to Section 1 hereof, the BR Agreement and the rights and obligations of the parties shall be reinstated automatically and without further action of the parties, and all time periods for performance or the exercise of any rights or obligations thereunder, including the right to exercise the options by NYNEX MMDS and MMDS Holdings thereunder, shall be extended by a period equal to the period of the suspension of the BR Agreement pursuant to this Section 3, provided that, following the end of the suspension period, the parties agree to negotiate in good faith to amend the BR Agreement; provided further however, that the parties are under no obligation to agree to any amendments, modifications or waivers of the BR Agreement other than with respect to the elimination of the existing "Fulfillment Dates" (as defined in the BR Agreement"). The suspension of the BR Agreement, and any reinstatement thereof, shall not effect a waiver of any rights, obligations or claims of the parties thereto for any period prior to such suspension or after such reinstatement and this Agreement shall not constitute a consent to any modification of such rights, obligations or claims except as expressly provided hereunder.

               Section 4.     CS Consent Rights; Conveyance of Stock.  (a)
                              --------------------------------------
     All rights of BANX and its affiliates to consent to the exercise by CAI of its right to approve or disapprove of the taking of any actions by CS Wireless Systems, Inc. pursuant to the terms of the Consent dated February 23, 1996 (the "CS Consent") among CAI, BANX and its affiliates shall be terminated effective upon the execution and delivery of this Agreement.

               During the option period, BANX and its affiliates party hereto agree to grant CAI a proxy for the purposes of voting their respective shares of CS Wireless Systems, Inc. ("CS") common stock; provided, however, that with respect to votes regarding the following
     --------  -------
     matters, CAI must vote the shares of CS held by BANX and its affiliates as directed by such parties:

               any shareholder approval sought in connection with a public offering of CS equity securities in the event that CAI proposes to vote against such a transaction;

               any shareholder approval in connection with a merger, business combination, sale of all or substantially all of CS' assets or any similar transaction, other than a transaction in which the holders of CS common stock would become the holders of tradable securities in a publicly traded entity, unless CAI has notified BANX that it proposes to vote in favor of such transaction;

               any shareholder approval in connection with a transaction between CS and CAI and/or any of their respective affiliates;

               any shareholder approval in connection with a redemption or repurchase of CS' equity securities or the declaration of any dividends; and

               any transaction, other than a sale of CS equity securities for cash, that would dilute the interest of BANX and its affiliates in CS or grant any entity greater voting rights.

     CAI will inform BANX if it proposes to exercise the proxy granted hereunder. If the proxy would be voted in connection with one or more of the items listed in this Section 4(b), CAI will describe the action to be approved and CAI's intention to exercise the proxy for or against such matter, and the notice containing the foregoing shall be delivered as soon as possible, but in no event less than ten (10) business days prior to the date of the vote. Unless BANX notifies CAI prior to the actual vote that it objects to CAI's proposed vote, CAI shall exercise the proxy as indicated in the notice.

     In the event CAI exercises the proxy granted hereunder other than at the express direction of BANX, CAI shall defend, indemnify and hold harmless each Indemnitee (as hereinafter defined) from and against any and all Claims (as hereinafter defined) arising out of, in connection with or as a result of exercise of the proxy.

               (c) Upon the consummation of a purchase by CAI or its designee in accordance with the provisions of Section 1 hereof, BANX and its partners will transfer to CAI, for no additional consideration, the shares of CS common stock conveyed to them pursuant to the CS Consent. CAI shall pay any and all taxes (other than income tax) or other costs and expenses payable to third parties as a result of such transfer.

               Section 5.     Modification of Covenants.  The covenants of
                              -------------------------
     CAI in the Securities Purchase Agreement and in the Purchased Securities shall be modified (i) to permit the Company to sell, transfer or otherwise dispose of assets having a fair market value not in excess of $2,000,000 in any one transaction or series of related transactions from time to time to the extent permitted under the terms of the Indenture governing CAI's 12-1/4% Senior Notes due 2002 as in effect on the date of this Agreement and (ii) to suspend during the term of the suspension of the BR Agreement pursuant to Section 3 hereof the right of BANX and its affiliates to approve of the Business Plan of CAI and the following covenants in the Stage II Warrants (and the corresponding provisions of the Stage I Warrants, the Term Notes and the Senior Preferred Stock): Section 7.8 (other than the last sentence thereof), 7.10(b), 7.19(d),, clause (iii) of 7.24 and 7.25. Actions taken by CAI during the one-year period which would otherwise have required consent under the suspended covenants shall not be deemed to be a breach of such covenants following the termination of such suspension; but only to the extent of actions completed or transactions consummated as of the end of the suspension period, provided, however, that CAI may continue to take actions, ministerial or administrative in nature, required of CAI subsequent to the one-year period in furtherance of the actions taken by CAI during the one-year period, which actions shall not be deemed to be a breach of such covenants following the termination of the suspension period.

               Section 6.     Removal of Equipment.  Until the expiration
                              --------------------
     of the options under the BR Agreement with respect to the Virginia Beach and Boston markets, the Company will maintain the transmission systems in Virginia Beach and Boston intact and will not, unless consented to in writing by NYNEX MMDS or MMDS Holdings, as applicable, sell, transfer or otherwise dispose of or remove from the site any of the fixed assets or equipment located at or utilized in the transmission systems in Virginia Beach or Boston, provided that CAI may remove and utilize for other purposes
     (i) booster transmitters and associated equipment in Boston, other than any equipment located at or used for the main transmitter and associated systems at One Financial in Boston and (ii) booster transmitters and associated equipment in Virginia Beach, other than equipment used at the Virginia Beach main transmitter.

               Section 7.     Cooperation.  The parties shall provide
                              -----------
     reasonable cooperation to each other in connection with facilitating the sale of the Purchased Securities; provided, however, that such
                                           --------  -------
     cooperation shall not require the parties to make any representations, warranties or statements or incur any obligations other than those set forth in Section 1.

               Section 8.     FCC Matters.  For a period of one year from
                              -----------
     the date hereof, each of BANX and its affiliates party hereto agrees that it shall not oppose any FCC filing or application by CAI solely for the purpose of: (i) transferring any of its MMDS, MDS or ITFS leases or licenses; or (ii) modifying its authority to use such spectrum for uses other than that permitted under existing law or regulations, provided, however, that BANX and its affiliates party
                  --------  -------
     hereto will not be restricted from opposing any application or filing described in clause (ii) where such application or filing, if granted, could reasonably be expected to have the effect of restricting the conduct of their business. Nothing in this Agreement shall have the effect of limiting the ability of BANX and its affiliates to respond to any communication to the FCC which they determine makes false, misleading and/or negative reference (directly or indirectly) to BANX or any of its affiliates.

               Section 9.  Publicity.     The parties will make reasonable
                           ---------
     efforts to consult with each other prior to the issuance of a press release regarding this Agreement. Following the dissemination of an initial press release, the parties' obligations with respect to the disclosure of the details of this Agreement shall be governed by the applicable provisions of the agreements which this Agreement modifies.

               Section 10.    No Waiver.  Failure by either party to insist
                              ---------
     on strict performance or observance of any provision of this Agreement or to exercise any right or remedy shall not be construed as a waiver of any right or remedy with respect to any existing or subsequent breach or default. This Agreement shall not constitute a waiver, compromise or relinquishment of any claims relating to the BR Agreement or the documentation governing the Purchased Securities.

               Section 11.    Representations and Warranties.  Each party
                              ------------------------------
     hereto represents and warrants to the other party that (a) such party has all requisite legal power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (b) the execution, delivery and performance hereof has been duly authorized by all requisite corporate action on the part of such party, including with respect to the Company by express Board of Directors authorization, and (c) this Agreement (i) has been duly executed and delivered by such party and (ii) subject to the due execution and delivery of this Agreement by the other party hereto, this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws or other laws affecting creditors' rights generally and subject further to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Notwithstanding anything to the contrary herein, the effectiveness of Section 1 hereof shall be contingent on the approval of this Agreement to the extent required by the Boards of Directors of Bell Atlantic Corporation and NYNEX Corporation, which if required BANX and its affiliates agree to seek promptly following the date hereof.

               Section 12.    Effect on Agreements.  The provisions of this
                              --------------------
     Agreement shall be narrowly construed in accordance with the express provisions hereof and except as expressly amended or modified herein, the Stock Purchase Agreement, the Purchased Securities and the BR Agreement and each of the provisions thereof shall remain in full force and effect in accordance with their respective terms.

               Section 13.    Miscellaneous.
                              -------------
               (a)  Entire Agreement.  This Agreement constitutes the
                    ----------------
     entire agreement between the parties with respect to the subject matter hereof and supersedes any and all previous agreements, representations and understandings between the parties hereto with respect to such matters whether oral or in writing.

               (b)  Governing Law.  This Agreement shall be governed by and
                    -------------
     construed in accordance with the law of the State of New York.

               (c)  Severability.  The invalidity or unenforceability of
                    ------------
     any provision of this Agreement shall not affect the validly or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

               (d)  No Third Party Beneficiaries.  This Agreement shall be
                    ----------------------------
     binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person not party to this Agreement.


               (e)  Amendments.  This Agreement may be amended,
                    ----------
     supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.

               (f)  Counterparts.  This Agreement may be executed in any
                    ------------
     number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               Section 13.    Expenses and Indemnification.  Without
                              ----------------------------
     limitation to Section 7.1 and 7.2 of the Securities Purchase
     Agreement:

               (i) each party will pay its own costs and expenses (including reasonable fees, charges and disbursements of counsel) incurred in connection with the preparation, negotiation and execution of this Agreement; and

               (ii) the Company agrees to indemnify BANX and its affiliates and their respective directors, officers, employees and agents (each such Person being an "Indemnitee") against, and to hold each
                           ----------
     Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties and related costs and expenses (collectively, "Claims"), including counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way in connection with, or as a result of (i) the execution, delivery or performance of this Agreement or of any document contemplated hereby or the consummation of any of the transactions contemplated hereby,
     (ii) any exercise by any Indemnitee of its rights and remedies hereunder, or (iii) any claim litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided, however, that such indemnity shall not, as to
                    --------  -------
     any Indemnitee, apply to any such losses, claims, damages, liabilities, penalties or related costs and expenses or portion thereof arising exclusively from the material breach, gross negligence or wilful misconduct of such Indemnitee, or from any act or failure to act of an Indemnitee under any other agreement or legal obligation of such Indemnitee where the Indemnitee was under a legal obligation to act or abstain from acting, in any such case, as determined by final order of a court of competent jurisdiction.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement through their duly authorized representatives on the day and year first above written.


                                   CAI WIRELESS SYSTEMS, INC.

                                   By:/s/ John J. Prisco
                                      ---------------------------
                                      Name: John J. Prisco
                                      Title:


                                   ROCHESTER CHOICE TELEVISION,
                                   INC.

                                   By:/s/ John J. Prisco
                                      ---------------------------
                                      Name: John J. Prisco
                                      Title:


                                   HAMPTON ROADS WIRELESS, INC.

                                   By:/s/ John J. Prisco
                                      ---------------------------
                                      Name: John J. Prisco
                                      Title:


                                   EASTERN NEW ENGLAND TV, INC.

                                   By:/s/ John J. Prisco
                                      ---------------------------
                                      Name: John J. Prisco
                                      Title:


                                   CONNECTICUT CHOICE TELEVISION, INC.

                                   By:/s/ John J. Prisco
                                      ---------------------------
                                      Name: John J. Prisco
                                      Title:

                                   COMMONWEALTH CHOICE
                                     TELEVISION, INC.

                                   By:/s/ John J. Prisco
                                      ---------------------------
                                      Name: John J. Prisco
                                      Title:


                                   ATLANTIC MICROSYSTEMS, INC.

                                   By:/s/ John J. Prisco
                                      ---------------------------
                                      Name: John J. Prisco
                                      Title:


                                   HOUSATONIC WIRELESS, INC.
                                   SYSTEMS, INC., d/b/a
                                   CAPITAL CHOICE TELEVISION

                                   By:/s/ John J. Prisco
                                      ---------------------------
                                      Name: John J. Prisco
                                      Title:


                                   NISAKAYUNA ASSOCIATES, INC.

                                   By:/s/ John J. Prisco
                                      ---------------------------
                                      Name: John J. Prisco
                                      Title:


                                   ONTEO ASSOCIATES, INC.

                                   By:/s/ John J. Prisco
                                      ---------------------------
                                      Name: John J. Prisco
                                      Title:


                                   NEW YORK CHOICE TELEVISION, INC.

                                   By:/s/ John J. Prisco
                                      ---------------------------
                                      Name: John J. Prisco
                                      Title:


                                   CAI TRANSACTIONS P, INC.

                                   By:/s/ John J. Prisco
                                     ---------------------------
                                      Name: John J. Prisco
                                      Title:

                                   CAI TRANSACTIONS W, INC.

                                   By:/s/ John J. Prisco
                                      ---------------------------
                                      Name: John J. Prisco
                                      Title:


                                   CAI VA TRANSACTIONS, INC.

                                   By:/s/ John J. Prisco
                                      ---------------------------
                                      Name: John J. Prisco
                                      Title:


                                   CAI CT HOLDINGS CORP.

                                   By:/s/ John J. Prisco
                                      ---------------------------
                                      Name: John J. Prisco
                                      Title:

                                   BANX PARTNERSHIP

                                   By:  MMDS Holdings Inc.

                                        By:/s/ Philip Marx
                                           ----------------------
                                           Name:  Philip Marx
                                           Title: Assistant Secretary

                                   By:  NYNEX MMDS Company

                                        By:/s/ Steven Fadem
                                           ----------------------
                                           Name:  Steven Fadem
                                           Title: Vice President


                                   MMDS HOLDINGS INC.

                                   By:/s/ Philip Marx
                                      ---------------------------
                                      Name:  Philip Marx
                                      Title: Assistant Secretary

                                   MMDS HOLDINGS II INC.

                                   By:/s/ Philip Marx
                                      --------------------------------
                                      Name:  Philip Marx
                                      Title: Assistant Secretary


                                   NYNEX MMDS COMPANY

                                   By:/s/ Steven Fadem
                                      --------------------------------
                                      Name:  Steven Fadem
                                      Title: Vice President

                                   NYNEX MMDS HOLDING COMPANY

                                   By:/s/ Steven Fadem
                                      --------------------------------
                                      Name:  Steven Fadem
                                      Title: Vice President

     NYFS08...:\60\34460\0029\209\AGR1217Z.500